                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                        NATIONAL COMPUTER SYSTEMS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.03 per share, including the associated preferred stock purchase rights (the "Shares"), of National Computer Systems, Inc., a Minnesota corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

           BY MAIL:                        BY HAND:                      BY COURIER:
   ChaseMellon Shareholder         ChaseMellon Shareholder         ChaseMellon Shareholder
      Services, L.L.C.                Services, L.L.C.                Services, L.L.C.
  Reorganization Department       Reorganization Department       Reorganization Department
        P.O. Box 3301                    120 Broadway                 85 Challenger Road
 South Hackensack, New Jersey             13th Floor                   Mail Stop--Reorg
            07606                     New York, New York         Ridgefield Park, New Jersey
                                            10271                           07660

                                  BY FACSIMILE TRANSMISSION:
                                  (For Eligible Institutions
                                            only)
                                       (201) 296-4293

                                      CONFIRM FACSIMILE
                                        TRANSMISSION:
                                      By telephone only
                                       (201) 296-4860

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to PN Acquisition Subsidiary Inc., a Minnesota corporation (the "Purchaser") and a wholly owned indirect subsidiary of Pearson plc, a public limited company registered in England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated August 7, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

-------------------------------------------

  Number of Shares ___________________________________________________________

  Certificate Nos. (if available) ____________________________________________

  (Check box if Shares will be tendered by book-entry transfer) / /
  The Depository Trust Company _______________________________________________
  Account Number _____________________________________________________________

  Dated ______________________________________________________________________

  Name(s) of Record Holder(s):

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  PLEASE PRINT

  Address(es): _______________________________________________________________

  ____________________________________________________________________________
                                                                   (ZIP CODE)

  Daytime Area Code and Tel. No.:

  ____________________________________________________________________________

  Signature(s): ______________________________________________________________

  ____________________________________________________________________________

------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------------

  Name of Firm: ______________________________________________________________

  Address: ___________________________________________________________________

  ____________________________________________________________________________
                                                                     ZIP CODE

  Area Code and Tel. No.:

  ____________________________________________________________________________

  ____________________________________________________________________________
                              AUTHORIZED SIGNATURE

  Name: ______________________________________________________________________
                              PLEASE TYPE OR PRINT

   __________________________________________________________________________

  Title: _____________________________________________________________________
  Dated: _____________________________________________________________________

------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3